UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2019

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)
(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On July 22, 2019, registrant issued a press release entitled “Halliburton Announces Second Quarter 2019 Results."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER 2019 RESULTS

•	Reported net income of $0.09 per diluted share

•	Adjusted net income of $0.35 per diluted share, excluding impairments and other charges

HOUSTON - July 22, 2019 - Halliburton Company (NYSE:HAL) announced today net income of $75 million, or $0.09 per diluted share, for the second quarter of 2019. This compares to net income for the first quarter of 2019 of $152 million, or $0.17 per diluted share. Adjusted net income for the second quarter of 2019, excluding impairments and other charges, was $303 million, or $0.35 per diluted share. This compares to adjusted net income for the first quarter of 2019 of $201 million, or $0.23 per diluted share. Reported operating income was $303 million during the second quarter of 2019, compared to reported operating income of $365 million in the first quarter of 2019. Excluding impairments and other charges, adjusted operating income was $550 million for the second quarter of 2019 compared to $426 million for the first quarter of 2019.

“Halliburton’s execution in the second quarter was outstanding and I am pleased with our results. We continue to build on the growth momentum internationally and successfully manage the market dynamics in North America,” commented Jeff Miller, Chairman, President and CEO.

“Total company revenue was $5.9 billion and adjusted operating income was $550 million, representing increases of 3% and 29%, respectively, compared to the first quarter of 2019.

“International revenue increased 6% sequentially, confirming our expectation of high single-digit international growth for all of 2019. Momentum is building internationally and activity improvement should continue into 2020. Halliburton has the footprint and the expanded technology portfolio to capitalize on this international growth.

“I’m pleased with how Halliburton performed in North America in the second quarter. Both of our divisions made meaningful contributions to growing North America revenue and margins in the second quarter. We are successfully executing our strategy of controlling what we can control and managing our business to perform well in any market conditions.

“As international growth continues and North American unconventionals mature, we remain focused on delivering consistent execution, generating superior financial performance and providing industry-leading shareholder returns,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the second quarter of 2019 was $3.8 billion, an increase of $143 million, or 4%, when compared to the first quarter of 2019, while operating income was $470 million, an increase of $102 million, or 28%. These improvements were primarily driven by increased cementing activity and completion tool sales internationally, higher artificial lift activity in North America, increased stimulation activity in North America and Middle East/Asia, and increased pipeline services in Europe/Africa/CIS. This was offset by reduced stimulation activity in Latin America.

Drilling and Evaluation

Drilling and Evaluation revenue in the second quarter of 2019 was $2.1 billion, an increase of $50 million, or 2%, when compared to the first quarter of 2019, while operating income was $145 million, an increase of $22 million, or 18%. These improvements were primarily driven by increased wireline activity globally, improved drilling activity in North America, Latin America and Europe/Africa/CIS, and higher project management activity in Middle East/Asia. Partially offsetting these increases were reduced fluids activity in Latin America and North America and lower software revenue globally.

Geographic Regions

North America

North America revenue in the second quarter of 2019 was $3.3 billion, a 2% increase when compared to the first quarter of 2019. Improvements were primarily driven by higher stimulation, artificial lift and wireline activity in North America land and higher drilling activity in the Gulf of Mexico. These improvements were partially offset by lower software revenue across the region and reduced fluids activity in the Gulf of Mexico.

International

International revenue in the second quarter of 2019 was $2.6 billion, a 6% increase when compared to the first quarter of 2019, resulting primarily from higher completion tool sales and increased cementing, project management, and fluids activity in the Eastern Hemisphere, coupled with improved stimulation activity in Middle East/Asia and higher wireline activity across all regions. These improvements were partially offset by reduced fluids activity in Latin America and lower software revenue internationally.

Latin America revenue in the second quarter of 2019 was $571 million, a 3% decrease sequentially, resulting primarily from lower software revenue and reduced fluids activity throughout the region and reduced stimulation activity in Argentina. These reductions were partially offset by increased drilling and wireline activity in Mexico and higher cementing activity and completion tool sales in Argentina.

Europe/Africa/CIS revenue in the second quarter of 2019 was $823 million, a 10% increase sequentially, primarily driven by higher activity across multiple product service lines in the North Sea and increased well construction services in Russia, partially offset by reduced software revenue throughout the region.

Middle East/Asia revenue in the second quarter of 2019 was $1.2 billion, a 7% increase sequentially, largely resulting from higher completion tool sales and increased pressure pumping, wireline, and project management activity throughout the region, coupled with improved drilling activity in Asia. These improvements were partially offset by lower drilling activity in the Middle East.

Corporate and Other Events

Halliburton recognized company-wide impairments and other charges during the second quarter of 2019 of $247 million, pre-tax. These charges consisted primarily of asset impairments and severance costs, as the company continues to adjust its cost structure and footprint to the current operating environment.

During the second quarter of 2019, Halliburton repurchased approximately 4.5 million shares of common stock at a total cost of $100 million.

Selective Technology & Highlights

•
Halliburton acquired the PROMORE downhole pressure gauge business. PROMORE is a leader in the application of permanent well monitoring systems and will be a part of Halliburton's Intelligent Completions group. The addition of PROMORE technologies aligns with the strategic focus within Halliburton Completion Tools on sensors and digitalization.

•
Halliburton released Flex™ Managed Pressure Drilling System (MPD), a scalable and mobile technology that can be configured to address specific operator challenges and deliver greater rig efficiency. The tiered system allows operators to select the right level of service to help maximize the cost/benefit of managed pressure drilling services.

•
The Special Task Force for Upstream Oil and Gas Business Activities (SKK Migas), an institution established by the government of the Republic of Indonesia, selected Halliburton's Landmark software technology for end-to-end workflow solutions. SKK Migas adopted the DecisionSpace® suite of software to improve exploration and production efficiency through data analytics, integration and cross-disciplinary collaboration.

•
Halliburton introduced the Elect® frac sleeve, a monobore sleeve solution that enables unlimited stage count in multistage fracturing operations. The Elect frac sleeve is an evolutionary step in completion sleeves, supporting greater flexibility for highly optimized reservoir access with pinpoint well stimulation options.

•
Halliburton announced the execution of an integrated offshore drilling services contract with Kuwait Oil Company for six high-pressure high-temperature exploration wells on two jack-up rigs in the Arabian Gulf. Under the contract, which includes a three-year term with a six-month extension option, Halliburton will provide well construction, well testing, coring, coiled tubing, and the majority of offshore logistical services.

About Halliburton

Founded in 1919, Halliburton celebrates its 100 years of service as one of the world's largest providers of products and services to the energy industry. With approximately 60,000 employees, representing 140 nationalities in more than 80 countries, the company helps its customers maximize value throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Instagram and YouTube.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the continuation or suspension of our stock repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas; potential catastrophic events related to our operations, and related indemnification and insurance matters; protection of intellectual property rights and against cyber-attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; the impact of federal tax reform, compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes and infrastructure issues in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; agreement with respect to and completion of potential acquisitions and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2018, Form 10-Q for the quarter ended March 31, 2019, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2019	2018	2019
Revenue:
Completion and Production	$3,805	$4,164	$3,662
Drilling and Evaluation	2,125	1,983	2,075
Total revenue	$5,930	$6,147	$5,737
Operating income:
Completion and Production	$470	$669	$368
Drilling and Evaluation	145	191	123
Corporate and other	(65)	(71)	(65)
Impairments and other charges (a)	(247)	—	(61)
Total operating income	303	789	365
Interest expense, net	(144)	(137)	(143)
Other, net	(8)	(19)	(30)
Income before income taxes	151	633	192
Income tax provision	(74)	(125)	(40)
Net income	$77	$508	$152
Net (income) loss attributable to noncontrolling interest	(2)	3	—
Net income attributable to company	$75	$511	$152

Basic and diluted net income per share	$0.09	$0.58	$0.17
Basic weighted average common shares outstanding	874	877	873
Diluted weighted average common shares outstanding	875	880	873

(a) For further details of the 2019 impairments and other charges, see Footnote Table 1.
See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2019	2018
Revenue:
Completion and Production	$7,467	$7,971
Drilling and Evaluation	4,200	3,916
Total revenue	$11,667	$11,887
Operating income:
Completion and Production	$838	$1,169
Drilling and Evaluation	268	379
Corporate and other	(130)	(140)
Impairments and other charges (a)	(308)	(265)
Total operating income	668	1,143
Interest expense, net	(287)	(277)
Other, net	(38)	(44)
Income before income taxes	343	822
Income tax provision	(114)	(267)
Net income	$229	$555
Net (income) loss attributable to noncontrolling interest	(2)	2
Net income attributable to company	$227	$557
Basic net income per share	$0.26	$0.64
Diluted net income per share	$0.26	$0.63
Basic weighted average common shares outstanding	874	876
Diluted weighted average common shares outstanding	874	879

(a) See Footnote Table 1 for details of the 2019 impairments and other charges. During the six months ended June 30, 2018, Halliburton recognized a pre-tax charge of $265 million related to a write-down of its remaining investment in Venezuela, consisting of receivables, fixed assets, inventory and other assets and liabilities.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30	December 31
	2019	2018
Assets
Current assets:
Cash and equivalents	$1,176	$2,008
Receivables, net	5,700	5,234
Inventories	3,347	3,028
Other current assets	997	881
Total current assets	11,220	11,151

Property, plant and equipment, net	8,778	8,873
Goodwill	2,825	2,825
Deferred income taxes	1,408	1,384
Operating lease right-of-use assets (a)	978	—
Other assets	1,671	1,749
Total assets	$26,880	$25,982

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,017	$3,018
Accrued employee compensation and benefits	650	714
Current portion of operating lease liabilities (a)	215	—
Other current liabilities	1,073	1,070
Total current liabilities	4,955	4,802

Long-term debt	10,307	10,312
Operating lease liabilities (a)	761	—
Employee compensation and benefits	469	483
Other liabilities	864	841
Total liabilities	17,356	16,438

Company shareholders’ equity	9,508	9,522
Noncontrolling interest in consolidated subsidiaries	16	22
Total shareholders’ equity	9,524	9,544
Total liabilities and shareholders’ equity	$26,880	$25,982
(a) During the first quarter of 2019, Halliburton adopted a new lease accounting standard, resulting in $1.0 billion of additional assets and liabilities on the balance sheet at June 30, 2019.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2019	2018
Cash flows from operating activities:
Net income	$229	$555
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion and amortization	836	784
Working capital (a)	(755)	(163)
Impairments and other charges	308	265
Other operating activities	(211)	87
Total cash flows provided by (used in) operating activities	407	1,528

Cash flows from investing activities:
Capital expenditures	(845)	(1,066)
Proceeds from sales of property, plant and equipment	87	121
Payments to acquire businesses	(21)	(148)
Other investing activities	(32)	(344)
Total cash flows provided by (used in) investing activities	(811)	(1,437)

Cash flows from financing activities:
Dividends to shareholders	(314)	(316)
Stock repurchase program	(100)	—
Other financing activities	6	(14)
Total cash flows provided by (used in) financing activities	(408)	(330)

Effect of exchange rate changes on cash	(20)	(40)
Decrease in cash and equivalents	(832)	(279)
Cash and equivalents at beginning of period	2,008	2,337
Cash and equivalents at end of period	$1,176	$2,058
(a) Working capital includes receivables, inventories and accounts payable.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue	2019	2018	2019
By operating segment:
Completion and Production	$3,805	$4,164	$3,662
Drilling and Evaluation	2,125	1,983	2,075
Total revenue	$5,930	$6,147	$5,737

By geographic region:
North America	$3,327	$3,834	$3,275
Latin America	571	479	587
Europe/Africa/CIS	823	726	748
Middle East/Asia	1,209	1,108	1,127
Total revenue	$5,930	$6,147	$5,737

Operating Income
By operating segment:
Completion and Production	$470	$669	$368
Drilling and Evaluation	145	191	123
Total	615	860	491
Corporate and other	(65)	(71)	(65)
Impairments and other charges	(247)	—	(61)
Total operating income	$303	$789	$365

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue	2019	2018
By operating segment:
Completion and Production	$7,467	$7,971
Drilling and Evaluation	4,200	3,916
Total revenue	$11,667	$11,887

By geographic region:
North America	$6,602	$7,351
Latin America	1,158	936
Europe/Africa/CIS	1,571	1,442
Middle East/Asia	2,336	2,158
Total revenue	$11,667	$11,887

Operating Income
By operating segment:
Completion and Production	$838	$1,169
Drilling and Evaluation	268	379
Total	1,106	1,548
Corporate and other	(130)	(140)
Impairments and other charges	(308)	(265)
Total operating income	$668	$1,143

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
As reported operating income	$303	$365

Impairments and other charges:
Long-lived asset impairments	108	42
Severance costs	58	19
Inventory write-downs	33	—
Other	48	—
Total impairments and other charges	247	61

Adjusted operating income (a)	$550	$426

(a)
Management believes that operating income adjusted for impairments and other charges for the three months ended June 30, 2019 and March 31, 2019 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Impairments and other charges" for the three months ended June 30, 2019 and March 31, 2019.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
As reported net income attributable to company	$75	$152

Adjustments:
Impairments and other charges	247	61
Total adjustments, before taxes	247	61
Tax benefit	(19)	(12)
Total adjustments, net of taxes (a)	$228	$49

Adjusted net income attributable to company	$303	$201

Diluted weighted average common shares outstanding	875	873

As reported net income per diluted share (b)	$0.09	$0.17
Adjusted net income per diluted share (b)	$0.35	$0.23

(a)
Management believes that net income adjusted for impairments and other charges, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance, to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the three months ended June 30, 2019 and March 31, 2019.

(b)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Monday, July 22, 2019, to discuss its second quarter 2019 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call via live webcast. You may also participate in the call by dialing (888) 393-0263 within North America or +1 (973) 453-2259 outside of North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the start of the call.

A replay of the conference call will be available on Halliburton’s website until July 29, 2019. Also, a replay may be accessed by telephone at (855) 859-2056 within North America or +1 (404) 537-3406 outside of North America, using the passcode 6897750.

###

CONTACTS

For Investors:
Abu Zeya
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	July 22, 2019	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary